Exhibit 5.1

FOLEY HOAG LLP
ATTORNEYS AT LAW

April 12, 2007

CRA International, Inc.
200 Clarendon Street, T-33
Boston, Massachusetts 02116-5092

Ladies and Gentlemen:

        We have acted as counsel to CRA International, Inc., a Massachusetts corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering by certain stockholders of the Company of up to 87,316 shares (the "Shares") of the Company's common stock, no par value per share.

        You have requested our opinion with respect to the matters set forth below.

        We are familiar with the Company's Restated Articles of Organization and all amendments thereto filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts, its Amended and Restated By-Laws and all amendments thereto, the records of meetings and consents of its Board of Directors and committees thereof and of its stockholders provided to us by the Company. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

        We express no opinion herein as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of The Commonwealth of Massachusetts. We express no opinion herein as to the securities or "blue sky" laws of any jurisdiction, including The Commonwealth of Massachusetts.

        Based upon the foregoing, and subject to the qualifications set forth herein, it is our opinion that the Shares are legally issued, fully paid and nonassessable.

        This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to us under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

FOLEY HOAG LLP
By:	/s/ WILLIAM R. KOLB, ESQ. a Partner